Item 77 Q(1)(e)

New or Amended Investment Advisory Contracts

Form of Investment Advisory Agreement between the Trust and ALPS Advisors, Inc. with respect to ALPS Medical Breakthroughs ETF is incorporated herein by reference to Exhibit (d)(21) to Post-Effective Amendment No. 219 to Registrant’s Registration Statement filed December 29, 2014, accession number: 0001193125-14-455353.

Form of Investment Advisory Agreement between the Trust and ALPS Advisors, Inc. with respect to the Sprott Junior Gold Miners ETF is incorporated herein by reference to Exhibit (d)(23) to Post-Effective Amendment No. 227 to Registrant’s Registration Statement filed March 13, 2015, accession number: 0001193125-15-091424.